EQUITY PRIVATE PLACEMENT SUBSCRIPTION –FEB 2011

EXHIBIT 15.2
TO SUBSCRIBE, EACH SUBSCRIBER MUST RETURN THE FOLLOWING:
a.            □ Duly completed and executed Subscription Agreement
b.            □ Subscription funds by certified cheque, bank draft, money order or wire transfer
c.            □ Duly completed and executed Accredited Investor Certificate (attached as schedule “D”)
d.            □ Duly completed and executed Know-Your-Client Information (attached as schedule “E”) OR
e.             □ Duly completed and executed Permitted Client Suitability Waiver (attached as schedule “F”)
f..             □ Duly completed and executed Additional Subscription Information for Non-Individuals, if applicable
                   (attached as schedule “G”)
g.             □ Duly completed and executed Attestation as to Identity, if applicable (attached as schedule “H”)

SUBSCRIPTION AGREEMENT – SUBSCRIBERS

TO:	Northcore Technologies Inc. (the “Corporation”)
RE:
Offering of units of the Corporation at a subscription price of $0.08 per unit. Each unit consists of one common share in the capital of the Corporation and one full common share purchase warrant with an exercise price of $0.12, exercisable into one common share in the capital of the Corporation.

Details of Subscription

The undersigned (hereinafter referred to as the "Subscriber") hereby confirms its agreement to subscribe for the number of units ("Units") of the Corporation set out below, each Unit consisting of one common share (each a "Common Share") and one full non-transferable Common Share purchase warrant (each a "Warrant"), at a price of $0.08 per Unit, in the aggregate amount as set out below opposite the headings “Number of Units” and “Purchase Price”. Each Warrant will entitle the holder to acquire one Common Share at an exercise price of $0.12 at any time prior to the earlier of (i) two (2) years from the Closing Date (as defined below); and (ii) the date that is ten (10) days following the issuance of a notice by the Corporation  to holders confirming that the closing price of the Common Shares on the Toronto Stock Exchange (“TSX”) was greater than or equal to $0.16 for 5 consecutive trading days, adjusted for any stock splits and/or share consolidations, at any time following of the issue, with such date of notice issuance at the sole discretion of  the Corporation anytime after the Common Shares on the TSX was greater than or equal to $ 0.16 for five (5) consecutive trading days.

This subscription is made upon and subject to the terms and conditions set forth in Schedule “A” attached hereto and is subject to the formal terms and conditions of the certificates representing the Common Shares and the Warrants, as the case may be.  The particulars of this offering (together with certain other material covenants and acknowledgements) are set out in Schedules “A” and “B” to this subscription agreement and certain representations and warranties to be made by the Subscriber so that the Corporation can ensure compliance with applicable securities laws are set out in Schedule “C” to this subscription agreement, all of which forms part of and is hereby incorporated as part of this subscription agreement.

Subscribers:

Complete and sign the Subscription Agreement and the Accredited Investor Certificate – Schedule “D”.

Subscribers purchasing Units of the Corporation through Saratoga Finance Inc. (and not through another registered dealer or adviser as indicated in the acknowledgement below) must complete Schedule “E” or Schedule “F” hereto.

Subscribers who are not individuals must complete Schedule “G” and attach all necessary documentation.
Subscribers, and signatories of Subscribers who are not individuals, must complete Schedule “H” if purchasing through Saratoga Finance Inc. (and not through another registered dealer or adviser as indicated in the acknowledgement below) and not physically present to be identified by Saratoga Finance Inc.

EQUITY PRIVATE PLACEMENT SUBSCRIPTION –FEB 2011

Please print all information (other than signatures), as applicable, in the spaces provided below.
RE: Northcore Technologies Inc. - Subscription Agreement for the Purchase of Units of the Corporation
Amount Subscribed for: $ _______________________ Number of Units Subscribed for:_______________________

Subscriber Details

________________________________________
Name of Subscriber

By:  _______________________________
               Authorized Signature

________________________________________
Official Capacity or Title (if Subscriber is not an individual)

___________________________________
Name of individual whose signature appears
above if different from name of Subscriber printed above

Registration Instructions(if different from name of Subscriber and address set out in the box to the left):

____________________________________________
Name

____________________________________________
In Trust For, if applicable
Account Reference, if applicable

_____________________________________________

_____________________________________________

_____________________________________________

Address, including postal code

__________________________________
Address of Subscriber, including province and postal code

Telephone Number:___________________________________

Fax Number:________________________________________

E-mail Address:_____________________________________

Delivery Instructions (if different from name of Subscriber and address set out in the box to the left):

_____________________________________________
Name

_____________________________________________
Account Reference, if applicable
_____________________________________________

_____________________________________________
Address, including province and postal code

If the Subscriber is an individual:
 Date of Birth: __________________________________
Citizenship: ____________________________________
 Social Insurance Number: ________________________

_____________________________________________
Principal Business or Occupation

______________________________
Employer’s Name

___________________________________________

___________________________________________
Employer’s Address, including province and postal code

If  the Subscriber is not an individual:

Date of Incorporation/Formation:  _______________

___________________________________________
Business or Trust Identification Number

____________________________________________
Type of Entity

____________________________________________
Principal Business of Entity

EQUITY PRIVATE PLACEMENT SUBSCRIPTION –FEB 2011

Disclosed Principal (please complete if purchasing as agent or trustee for a disclosed principal
Name of Principal:__________________________________
Principal’s Address:________________________________
  (Street Address)
_______________________________________________
  (City and Province)
______________________________________________________
  (Postal Code)

Acknowledgement of Adviser/Dealer:
If the Subscriber of Units is a client of a registered dealer or adviser (the “Subscriber’s Agent”) and is investing in Units of the Corporation on the advice of the Subscriber’s Agent, the Subscriber’s Agent hereby acknowledges and confirms that it has fulfilled all relevant “know-your-client” and suitability obligations that it owes to such Subscriber and all identification and investor information collection obligations under anti-money laundering and anti-terrorism financing legislation,

Name of Subscriber’s Agent (Firm Name)	Signature of Subscriber’s Agent

EQUITY PRIVATE PLACEMENT SUBSCRIPTION –FEB 2011

The Subscriber acknowledges its consent and requests that this subscription agreement (including all schedules hereto) and all other documents evidencing or relating in any way to its purchase of Units be drawn up in the English language only.  Nous reconnaissons par les présentes avoir consenti et demandé à ce que la présente convention de souscription (et les annexes s’y rapportant) et tous les autres documents faisant foi ou se rapportant de quelque manière à notre souscription soient rédigés en anglais seulement.

IN WITNESS WHEREOF the Subscriber has executed, or caused its duly authorized representative to execute, this subscription agreement on this             day of                                  , 2011.

_____________________________		_____________________________
Signature of Subscriber (if an individual)		Name of Subscriber (if an individual)

_____________________________________	Per:	______________________________________
Name of Subscriber (if an individual)		(signature of authorized representative)

_____________________________________
Name and Title of Authorized Representative
ACCEPTANCE

The foregoing is acknowledged, accepted and agreed to this                 day  of                                  , 2011.

Per:

EQUITY PRIVATE PLACEMENT SUBSCRIPTION –FEB 2011

SCHEDULE “A”

This is Schedule “A” to the subscription agreement relating to the purchase of Units of Northcore Technologies Inc.

TERMS OF THE OFFERING

1.           Offering.  The Units subscribed for hereunder form a portion of the  total sale by the Corporation of 10,477,780 Units (the “Offering”).

2.           Definitions.  In this subscription agreement and the schedules to this subscription agreement the defined terms set out in the first page of this subscription agreement or as set out in Section 1 above shall apply and unless the context otherwise requires:

“Applicable Securities Laws” means the applicable securities laws of the Province of Ontario and British Columbia and the regulations and rules made and forms prescribed thereunder, together with all applicable instruments, published policy statements, blanket orders, notices, rulings and rules of the Ontario Securities Commission and the British Columbia Securities Commission;

“Business Day” means a day other than a Saturday, Sunday or statutory or banking holiday in Toronto, Ontario;

“Closing Date” means on or about February 10, 2010 or such other date or dates as the Corporation may designate;

“Closing Time” means 10:00 a.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as the Corporation may designate;

“Common Share” means one common share in the capital of the Corporation;

“Corporation’s Information Record” means any statement contained in any press release, material change report, financial statements or other document of the Corporation which has been or is publicly disseminated, whether pursuant to any Applicable Securities Laws or otherwise, prior to the Closing Time;

“Hold Period” means four months and one day from the Closing Date, and in the case of a purchaser who is an insider of the Corporation for the purposes of securities legislation in Ontario and British Columbia, means six months from the Closing Date;

“including” means including without limitation;

“material” means material in relation to the Corporation;

“material change” means any change in the business, operations, assets, liabilities, ownership or capital of the Corporation, on a consolidated basis, that would reasonably be expected to have a significant effect on the market price or value of the Common Shares and includes a decision to implement such a change made by the board of directors of the Corporation or by senior management of the Corporation who believe that confirmation of the decision by the board of directors is probable;

“material fact” means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Common Shares;

 “misrepresentation” means an untrue statement of material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

 “TSX” means the Toronto Stock Exchange;

“Units” means each of the 10,477,780 units being offered by the Corporation at a price of $0.08 per unit, each unit consisting of one Common Share and one full common share purchase Warrant;

“Unit Price” means $0.08 per Unit;

 “Warrant” means a Common Share purchase warrant comprising part of the Units being offered by the Corporation pursuant to this subscription agreement, Each Warrant entitles the holder to acquire one Common

EQUITY PRIVATE PLACEMENT SUBSCRIPTION –FEB 2011

Share at an exercise price of $0.12 at any time prior to the earlier of (i) two (2) years from the Closing Date; and (ii) the date that is ten (10) days following the issuance of a notice by the Corporation to holders confirming that the closing price of the Common Shares on the  TSX was greater than or equal to $0.16 for 5 consecutive trading days, adjusted for any stock splits and/or share consolidations, at any time following of the issue, with such date of notice issuance at the sole discretion of the Corporation anytime after the Common Shares on the TSX was greater than or equal to $ 0.16 for five (5) consecutive trading days.

“Warrant Shares” means the Common Shares issuable upon exercise of the Warrants.

3.           Currency.  All dollar amounts referred to in this subscription agreement and the schedules thereto are expressed in Canadian funds.

4.           Representations and Warranties of the Corporation.  The Corporation hereby represents and warrants for the benefit of the Subscriber as follows:

(a)      the Corporation is (and will be at the Closing Time) a reporting issuer in the Provinces of Ontario, Alberta and British Columbia, and is in compliance with all material obligations under applicable securities legislation of such jurisdictions;

(b)      the Corporation has been duly incorporated and organized and is validly subsisting under the laws of the Province of Ontario and has all requisite corporate power and authority to own its assets and to carry on its business as currently conducted;

(c)      the Corporation is conducting its business in material compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it carries on business to enable its business to be carried on as now conducted and all such licences, registrations and qualifications are and will at the Closing Time be valid, subsisting and in good standing, except in respect of matters which do not and will not result in any adverse material change in respect of the Corporation, and except for the failure to be so qualified or the absence of any such license, registration or qualification which does not and will not have a material adverse effect on the business, results of operations, prospects or condition (financial or otherwise) of the Corporation and its subsidiaries, on a consolidated basis;

(d)      the Corporation has all required corporate power and authority to enter into and carry out the provisions of this subscription agreement and the transactions contemplated hereby and all necessary corporate action has been taken or will have been taken prior to the Closing Time by the Corporation to duly authorize the execution and delivery of this subscription agreement and such other agreements and instruments and the consummation of the transactions contemplated thereby and so as to validly create, issue and deliver the Common Shares and Warrants subscribed thereby and to validly create and allot for issuance the Common Shares and Warrant Shares;

(e)      the Corporation is not in default or in breach in any material respect of, and the execution and delivery of this subscription agreement by the Corporation, the performance and compliance with the terms of this subscription agreement, the issue and sale of the Common Shares and Warrant Shares will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default either directly or indirectly under any term or provision of the constating documents, by-laws or resolutions of the Corporation or any material mortgage, note, indenture, contract, agreement, instrument, lease or other document to which any of them is a party or by which any of them is bound;

(f)      the Common Shares and the Warrant Shares, if and when issued in accordance with the terms of the Common Share and Warrant certificates, as applicable, will be validly issued and outstanding as fully paid and non-assessable;

(g)      no approval, authorization, consent or other order of, and no filing, registration or recording with, any governmental authority is required by the Corporation in connection with the execution and delivery or with the performance by the Corporation of this subscription agreement except in compliance with the rules of the TSX;

(h)      this subscription agreement and all other agreements required in connection with the issue and sale of the Units have been or will be, at or prior to the Closing Time, duly authorized, executed and delivered by the Corporation and will be valid and binding obligations of the Corporation enforceable in accordance with their respective terms (except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) general equitable principles or (iii) limitations under applicable law in respect of rights of indemnity, contribution and waiver of contribution); and

(i)      the Corporation intends that the net proceeds of the Offering will be used substantially in the manner specified in Schedule “B” hereto.

EQUITY PRIVATE PLACEMENT SUBSCRIPTION –FEB 2011

(j)      Forthwith after the Closing, the Corporation shall file such forms and documents as may be required under the Applicable Securities Laws relating to the Offering and any further documents as may be required by any applicable regulatory authority which, without limiting the generality of the foregoing, shall include a Report of Exempt Distribution 45-106F1 as prescribed by National Instrument 45-106-Prospectus and Registration Exemptions.

5.           Reliance upon Representations, Warranties and Covenants of the Corporation.  The Corporation further agrees that, by delivering the Common Shares and Warrants to the Subscriber, the Corporation will be representing and warranting that the representations, warranties and covenants contained in this subscription agreement are true as at the Closing Time with the same force and effect as if they had been made by the Corporation at the Closing Time.

6.           Closing of Purchase.  The Subscriber acknowledges and agrees that delivery of and payment for the Units will be completed at the offices of the Corporation or its legal counsel at 10:00 a.m. (Toronto time) on the Closing Date which will be on or about February 10, 2011, or such earlier or later date or time as may be determined by the Corporation.

7.           Payment and Delivery.  The Subscriber acknowledges and agrees to deliver to the Corporation’s office at 302 The East Mall, Suite 300, Toronto, Ontario M9B 6C7, (Attention: Corporate Controller, Fax number: (416)-640-0412), prior to the Closing Time:

(a)        his or her duly completed and executed subscription agreement (including Schedules “D”, “E”, “F”, “G” and “H”, as applicable);

(b)
a certified cheque, bank draft, or wire transfer in Canadian Funds payable to SARATOGA FINANCE INC., “IN TRUST”, for the principal amount of the Units subscribed for under this subscription agreement, or payment of the same amount in such other manner as is acceptable to the Corporation; and

Wire Transfer Details:
Bank Name: Canadian Imperial Bank of Commerce, Main Branch – Commerce Court, Toronto, Ontario, M5L 1G9.
Account Number: 875-4314; Transit Number: 02; Bank Code 010 (CIBC); Swift Code: CIBCCATT

(c)        such other documents as may be required pursuant to the terms of this subscription agreement.

8.           Conditions of Closing.  If, by the Closing Time, the terms and conditions contained in this subscription agreement have been complied with to the satisfaction of the Corporation or waived by the Corporation, the Subscriber shall deliver to the Corporation a certified cheque or bank draft representing subscription funds payable against delivery by the Corporation of the Common Share and Warrant certificates and such other documentation as may be required.  This subscription is subject to acceptance by the Corporation (as described below).  Certificates endorsed by the Corporation representing the Common Shares and Warrants will be available for delivery to the Subscriber in Toronto, Ontario at the Closing Time against payment of the purchase price for the Units.  The Corporation will deliver such certificates to the address set out for delivery on page 2 of this subscription agreement promptly after the closing of its Offering.

9.           The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are also conditional on the accuracy of the representations and warranties of the Subscriber contained in this subscription agreement as of the date of this subscription agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time unless other arrangements acceptable to the Corporation have been made:

      (a)              the Corporation shall have received all necessary approvals and consents, including all necessary regulatory approvals and consents (including the approval of the TSX) required for the completion of the transaction contemplated by this subscription agreement;
      (b)              the representations and warranties of the Corporation contained herein being true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby;
      (c)              the Corporation having complied with all covenants, and satisfied all terms and conditions contained herein to be complied with and satisfied by the Corporation at or prior to the Closing;
      (d)              the Subscriber having completed this subscription agreement in full and having paid the purchase price subscribed for hereunder to the Corporation in the manner contemplated in this subscription agreement.

EQUITY PRIVATE PLACEMENT SUBSCRIPTION –FEB 2011

10.            Acceptance or Rejection.  The Corporation will have the right to accept or reject (in whole or in part) this subscription at any time at or prior to the Closing Time, and the right is reserved to the Corporation to allot to any subscriber less than the number of Units subscribed for. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Corporation representing the amount subscribed for will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of that portion of the subscription which is not accepted, will be promptly delivered to the Subscriber without interest or deduction. The Subscriber acknowledges and agrees that the acceptance of this subscription agreement will be conditional upon the sale of the Units to the Subscriber being exempt from any prospectus and registration requirements of Applicable Securities Laws.  The Corporation will be deemed to have accepted this subscription agreement upon the delivery at closing of the Common Share and Warrant certificates referred to in Section 8 above in accordance with the provisions hereof.

11.           Resale Restrictions.  The Subscriber understands and acknowledges that the Common Shares and Warrant Shares will be subject to certain resale restrictions under applicable securities legislation and the Subscriber agrees that the Subscriber will not resell the Common Shares, Warrants or Warrant Shares except in accordance with the provisions of applicable securities legislation, regulatory policy and stock exchange rules.  Subscribers are advised to consult their own legal advisors in this regard. The Subscriber also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible for complying with such restrictions (and the Corporation is not in any manner responsible for ensuring compliance by the Subscriber with such restrictions).

12.           Legend.  The Subscriber acknowledges that the following legend is to be placed on the Common Shares and the Warrant certificates (and the certificates evidencing the Warrant Shares, if issued during the four month period referred to in such legend) being acquired:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE CLOSING DATE.

13.           No Revocation.  The Subscriber agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber.

14.           Indemnity.  The Subscriber agrees to indemnify and hold harmless the Corporation and its respective directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation, warranty or covenant of the Subscriber contained herein or in any document furnished by the Subscriber to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Corporation in connection herewith.

15.           Modification.  Neither this subscription agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

16.           Miscellaneous.

(a)      The agreement resulting from the acceptance of this subscription agreement by the Corporation contains the whole agreement between the parties hereto in respect of the subject matter hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth herein and in any amendments hereto.

(b)      All representations, warranties, agreements and covenants made or deemed to be made by the Subscriber in this subscription agreement will survive the execution and delivery, and acceptance, of this subscription agreement and the closing of the Offering.

(c)      Time shall be of the essence of this subscription agreement.

(d)      This subscription agreement and the rights and obligations of the parties hereunder will be governed by and construed according to the laws of the Province of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this subscription agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province.

EQUITY PRIVATE PLACEMENT SUBSCRIPTION –FEB 2011

(e)      This subscription agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

17.           Notices.

(a)      Any notice, direction or other instrument required or permitted to be given to Corporation shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to the Corporation, as follows:

(i) in the case of the Corporation to:

Northcore Technologies Inc.
302 The East Mall, Suite 300
Toronto, Ontario
M9B 6C7

(ii) in the case of the Subscriber, at the address specified on the face page hereof.
Attention: Corporate Controller Fax: 416-640-0412

(b)      Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

EQUITY PRIVATE PLACEMENT SUBSCRIPTION –FEB 2011

SCHEDULE “B”

This is Schedule “B” to the subscription agreement relating to the purchase of Units of Northcore Technologies Inc. (the “Corporation”). Capitalized terms used but not defined in this schedule are intended to have the meanings ascribed thereto, as applicable, on the first page of this subscription agreement and sections 1 and 2 of Schedule “A” to this subscription agreement

NORTHCORE TECHNOLOGIES INC.

Summary of Proposed Terms Offering of Units

by way of Private Placement

TERM SHEET

Issuer: Offering:
Northcore Technologies Inc. ("Northcore" or the “Corporation”)
10,477,780Units to be issued by way of private placement exemptions from prospectus and registration requirements in the Province of Ontario and British Columbia, subject to the receipt of any applicable regulatory and stock exchange approvals.

Issued Price:	$0.08 per Unit.
Units:
Each Unit consists of One common share (a “Common Share”) and One Common Share purchase warrant (a “Warrant”). Each Warrant is exercisable into one Common Share at an exercise price of  $ 0.12, any time prior to the earlier of (i) 2 years from the Closing Date (as defined below); and (ii) the date that is ten (10) days following the issuance of a notice by Northcore to holders confirming that the closing price of the Common Shares on the TSX was greater than or equal to $ 0.16 for five (5) consecutive trading days, adjusted for any stock splits and/or share consolidations, at any time following Closing of the Issue, with such date of notice issuance at the sole discretion of Northcore anytime after the Common Shares on the TSX was greater than or equal to $ 0.16 for five (5) consecutive trading days.

Subscription:	$838,222 or such other amount determined at the sole discretion of the Corporation.
Use of Proceeds:	For working capital and general corporate purposes.
Hold Period:
The Corporation will be a “reporting issuer” on the Closing Date, such that it is expected that the securities comprising the Units will have a restricted period of four months and one day from the Closing Date.

Commission:
To Saratoga Finance Inc., an option to purchase from the Corporation up to 2,250,000 Units at a purchase price of $0.08 per Unit, at any time prior to 5:00 p.m. (Toronto time) on February 10, 2012. Each Unit consists of one fully paid common share of the Corporation (a “Common Share”) and one common share purchase warrant (the “Warrant”). Each Warrant is exercisable into one Common Share at an exercise price of  $ 0.12, any time prior to the earlier of (i) 2 years from the Closing Date (as defined below); and (ii) the date that is ten (10) days following the issuance of a notice by the Corporation to holders confirming that the closing price of the Common Shares on the TSX was greater than or equal to $ 0.16 for five (5) consecutive trading days, adjusted for any stock splits and/or share consolidations, at any time following Closing of the Issue, with such date of notice issuance at the sole discretion of the Corporation anytime after the Common Shares on the TSX was greater than or equal to $ 0.16 for five (5) consecutive trading days.

EQUITY PRIVATE PLACEMENT SUBSCRIPTION –FEB 2011

The Corporation also agrees to pay Saratoga Finance Inc. a fee equal to 10 percent of the gross proceeds of all Units issued or sold by Saratoga Finance Inc. pursuant to this Offering, payable from available funds at the Closing.  The Corporation will also pay Saratoga Finance Inc.’s expenses associated with this Offering, to a maximum of $25,000.

Expiry Date of Warrant: Closing Date:	February 10, 2012, two (2) years from the Closing Date (as defined below). On or before February 10, 2011 or such earlier or later date as the Corporation may determine.

EQUITY PRIVATE PLACEMENT SUBSCRIPTION –FEB 2011

SCHEDULE “C”

SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES

This is Schedule “C” to the subscription agreement relating to the subscription of Units of Northcore Technologies Inc. (the “Corporation”). Capitalized terms used but not defined in this schedule are intended to have the meanings ascribed thereto, as applicable, on the first page of this subscription agreement and Schedule “A” to this subscription agreement.

By executing this subscription agreement, the Subscriber represents and warrants to the Corporation which representations and warranties are true as of the date of this subscription agreement and will be true as of the Closing Date, that:

1.	Representations and Warranties

(a)                      Authorization and Effectiveness.  If the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this subscription agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof.  If the Subscriber is a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this subscription agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof.  If the Subscriber is a natural person, he or she has obtained the age of majority and is legally competent to execute this subscription agreement and to take all actions required pursuant thereto.

Whether the Subscriber is a natural person or a corporation, partnership or other entity, upon acceptance by the Corporation, this subscription agreement will constitute a legal, valid and binding contract of the Subscriber, and any beneficial purchaser for whom it is purchasing, enforceable against the Subscriber and any such beneficial purchaser in accordance with its terms.

(b)                      Residence.  The Subscriber is a resident of, or otherwise subject to, the jurisdiction referred to under “Name and Address of Subscriber” on the first page of this subscription agreement, which address is the residence or place of business of the Subscriber not created or used solely for the purpose of acquiring Units, and:

(i)                        is not (and is not purchasing Units for the account or benefit of) a U.S. Person;

(ii)                       was not offered the Units in the United States; and

(iii)                      did not execute or deliver this agreement in the United States.

(c)                      Investment Intent.  The Subscriber is acquiring Common Shares and Warrants to be held for investment only and not with a view to resale or distribution.

(d)                      Prospectus Exemptions.  The Subscriber acknowledges and agrees that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Common Shares or the Warrants;

(ii)	there is no government or other insurance covering the Common Shares or Warrants;

(iii)	there are risks associated with the purchase of the Common Shares and Warrants and in owning the Common Shares and Warrants;

(i)                       the sale and delivery of the Common Shares and Warrants to the Subscriber is conditional upon such sale being exempt from the requirements under Applicable Securities Laws requiring the

EQUITY PRIVATE PLACEMENT SUBSCRIPTION –FEB 2011

filing of a prospectus in connection with the distribution of the Common Shares and Warrants.  The Subscriber acknowledges that it is aware that it is purchasing the Units pursuant to an exemption from the prospectus requirement under applicable securities legislation and, as a consequence, (i) it is restricted from using most of the civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation.

(e)                      Offering Documents.  The Subscriber has not received, nor does the Subscriber need to receive, any document purporting to describe the business and affairs of the Corporation that has been prepared for delivery to and review by prospective investors so as to assist those investors to make an investment decision in respect of securities being sold in a distribution of securities of the Corporation. The Subscriber acknowledges that it has received a copy of the Relationship Disclosure Information from Saratoga Finance Inc.

(f)                      No Solicitation or Advertising.  The Subscriber acknowledges that it has not purchased the Units as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(g)                      No Undisclosed Information.  The Units are not being purchased by the Subscriber as a result of any material information concerning the Corporation that has not been publicly disclosed and the Subscriber’s decision to tender this offer and acquire Units has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation, or any other person and is based entirely upon the currently available public information concerning the Corporation.

(h)                      Investment Suitability.  The Subscriber and any beneficial purchaser on whose behalf the Subscriber is acting hereunder have such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in Units and are able to bear the economic risk of loss of such investment. The Subscriber and any beneficial purchaser on whose behalf the Subscriber is acting hereunder acknowledge and agree that the Subscriber and such beneficial purchaser are responsible for obtaining such legal advice as the Subscriber or such beneficial purchaser considers appropriate in connection with the execution, delivery and performance by the Subscriber of this agreement and the transactions contemplated hereunder.

(i)                      Subscription Agreement.  The Subscriber has read and understands the contents of this agreement and agrees to be legally bound hereby.

(j)                      No Repurchase.  The Subscriber acknowledges that no person has made to the Subscriber any written or oral representations:

(i)                      that any person will resell or repurchase the Common Shares, Warrants or Warrant Shares;

(ii)                      that any person will refund the purchase price of the Common Shares, Warrants or Warrant Shares; or

(iii)                      as to the future price or value of the Common Shares, Warrants or Warrant Shares;

(k)                      Subject to Acceptance.  The Subscriber acknowledges that this subscription agreement is subject to acceptance and allotment by the Corporation.

(l)                      No Transfer of Common Shares or Warrant Shares in U.S.  The Subscriber acknowledges that the Common Shares and Warrant Shares may not be offered, sold or otherwise transferred to persons in the United States or to U.S. Persons and may not be exercised in the United States or by or on behalf of a U.S. Person and the Subscriber understands that certificates representing the

Common Shares and Warrant Shares issued to it will so indicate.

EQUITY PRIVATE PLACEMENT SUBSCRIPTION –FEB 2011

(m)                      Ontario or British Columbia Subscriber. The Subscriber or any beneficial purchaser on whose behalf the Subscriber is acting hereunder is a resident of Ontario or British Columbia and the Subscriber or its disclosed principal is an “accredited investor” within the meaning of National Instrument 45-106 - Prospectus and Registration Exemptions and falls within one or more of the sub-paragraphs of the definition of “Accredited Investor” set out in Schedule “D” hereto and the Subscriber or such beneficial purchaser has concurrently executed and delivered to the Corporation a certificate in the form attached as Schedule “D” (the Subscriber having checked the applicable subparagraph(s)).

(n)                      No Breach. The execution and delivery of this subscription agreement, the performance and compliance with the terms hereof, the subscription for the Units and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, the Applicable Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(o)                      Duly Authorized. The Subscriber is subscribing for the Units as principal for its own account and not for the benefit of any other person (within the meaning of Applicable Securities Laws) and not with a view to the resale or distribution of all or any of the Units or if it is not subscribing as principal, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of the Units for whom it is acting.

(p)                      Trustee. In the case of a subscription for the Units by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this subscription agreement and all other necessary documentation in connection with such subscription on behalf of each such beneficial purchaser, each of whom is subscribing as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of the Units, and this subscription agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, such principal, and the Subscriber acknowledges that the Corporation may be required by law to disclose the identity of each beneficial purchaser for whom the Subscriber is acting.

(q)                      Principal. In the case of a subscription for the Units by the Subscriber acting as principal, this subscription agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber. This subscription agreement is enforceable in accordance with its terms against the Subscriber and any beneficial purchasers on whose behalf the Subscriber is acting.

(r)                      No Agents. Other than Saratoga Finance Inc., there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee. If any person establishes a claim that any such fee or other compensation is payable in connection with this subscription for the Units, the Subscriber covenants to indemnify and hold harmless the Corporation with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(s)                      Filing of Reports. If required by Applicable Securities Laws or the Corporation, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Common Shares or Warrants as may be required by any securities commission, stock exchange or other regulatory authority.

(t)                      Hold Period. The Subscriber acknowledges that no representation has been made respecting the applicable hold periods imposed by the Applicable Securities Laws or other resale restrictions applicable to the Common Shares or Warrants which restrict the ability of the Subscriber (or others for whom it is contracting hereunder) to resell such securities, that the Subscriber (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are and the Subscriber is solely responsible (and the Corporation is not in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial purchasers for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the Applicable Securities Laws and other applicable laws.

EQUITY PRIVATE PLACEMENT SUBSCRIPTION –FEB 2011

(u)                      No Reliance.  The Subscriber acknowledges that it has relied solely on publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation.

(v)                      Independent Advice.  The Subscriber acknowledges that it has been encouraged to and should obtain independent legal, income tax and investment advice with respect to its subscription for these Common Shares and Warrants and accordingly, has been independently advised as to the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this subscription agreement.

2.
Reliance Upon Representations, Warranties and Covenants. The Subscriber acknowledges that the representations and warranties contained herein are made by the Subscriber with the intention that they may be relied upon by the Corporation in determining the Subscriber’s eligibility to purchase the Units under Applicable Securities Laws.  The Subscriber agrees that by accepting delivery of the Common Shares and Warrants on the Closing Date, the Subscriber will be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time.

3.
Personal Information.  The Subscriber and (if applicable) each disclosed principal understands that the Corporation may be required to provide any one or more of the Canadian securities regulators, stock exchanges, or other regulatory agencies or the Corporation’s transfer agent with the name, residential address, telephone number and e-mail address of the Subscriber and (if applicable) any disclosed principals as well as information regarding the number, aggregate purchase price and type of Units, Warrants and/or Common Shares purchased under this subscription agreement and the identities of any beneficial purchasers of the Units, Warrants and/or Common Shares (collectively, the "Information"), and may make any other filings of the Information as the Corporation or the Corporation’s counsel deems appropriate. In addition, the Information may be used by the Corporation for the purposes of:

(a)            completing the purchase of the Units pursuant to this subscription agreement;
(b)           complying with all corporate governance and continuous disclosure requirements under applicable securities laws; and
(c)            contacting the Subscriber in its capacity as an investor.
The Subscriber and (if applicable) any disclosed principals hereby consent to and authorize the foregoing use and disclosure of such Information. Notwithstanding that the Subscriber may be purchasing the Units as agent on behalf of one or more undisclosed principals, the Subscriber agrees to provide, on request, all particulars as to the identity of such undisclosed principals as may be required by the Corporation in order to comply with the foregoing.
Each Subscriber of Units in Ontario authorizes the indirect collection of Information by the Ontario Securities Commission and confirms that it has been notified by the Corporation: (i) that the Corporation will be delivering the Information to the Ontario Securities Commission; (ii) that such Information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in Applicable Securities Laws; (iii) that such Information is being collected for the purpose of the administration and enforcement of Applicable Securities Laws; and (iv) that the title, business address and business telephone number of the public official in the Province of Ontario, who can answer questions about the Ontario Securities Commission’s indirect collection of the Information as follows:

Administrative Support Clerk
Ontario Securities Commission
Suite 1903, Box 55, 20 Queen Street West
Toronto, Ontario M5H 3S8
Telephone: (416) 593-3684

EQUITY PRIVATE PLACEMENT SUBSCRIPTION –FEB 2011

4.            Proceeds of Crime.

In order to comply with Canadian legislation aimed at the prevention of money laundering and terrorism financing, Saratoga Finance Inc. may require additional information concerning investors from time to time, and the Subscriber agrees to provide all such information.

In accordance with the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), a Subscriber must provide certain information and/or documentation as well as proof of identity and source of funds. For corporations, limited partnerships or similar entities, other than those entities specifically exempted by the applicable rules, please complete Schedule “G” and attach all necessary documentation.
In order to assist Saratoga Finance Inc. in discharging its obligations, the Subscriber represents that neither he or she, or any director, officer and beneficial owner of it (unless the entity is specifically exempted), nor any of such persons’ mother or father, child, spouse or common-law partner, spouse's or common-law partner's mother or father, or brother, sister, half-brother or half-sister, is a politically exposed foreign person. A “politically exposed foreign person” is an individual who holds or has ever held one of the following offices or positions in or on behalf of a foreign country:
•	a head of state or government;
•	a member of the executive council of government or member of a legislature;
•	a deputy minister (or equivalent);
•	an ambassador or an ambassador's attaché or counsellor;
•	a military general (or higher rank);
•	a president of a state owned company or bank;
•	a head of a government agency;
•	a judge; or
•	a leader or president of a political party in a legislature.

The Subscriber will immediately notify Saratoga Finance Inc. at the following address if the status of any such person in this regard changes:
73 Richmond Street West, Suite 207
Toronto, Ontario M5H 1Z4
The Subscriber acknowledges that if, as a result of any information or other matter which comes to Saratoga Finance Inc.’s attention, any director, officer or employee of Saratoga Finance Inc., or their professional advisers, knows or suspects that an investor is engaged in money laundering, such person is required to report such information or other matter to the Financial Transactions and Reports Analysis Centre of Canada (FINTRAC) and such report shall not be treated as a breach of any restriction upon the disclosure of information imposed by Canadian law or otherwise.

SCHEDULE “D”

This is Schedule “D” to the subscription agreement relating to the purchase of Units of Northcore Technologies Inc. (the “Corporation”).  Capitalized terms used but not defined in this Schedule are intended to have the meanings ascribed thereto, as applicable, on the first page of this subscription agreement and section 1 and 2 of Schedule “A” to this Subscription Agreement.

ACCREDITED INVESTOR CERTIFICATE

TO:           Northcore Technologies Inc.

In connection with the subscription for Units, the undersigned hereby represents, warrants and certifies to the Corporation that the undersigned (or each disclosed principal, if applicable) is an “accredited investor” as defined in Section 1.1 of National Instrument 45-106 – Prospectus and Registration Exemptions and is purchasing the Units as principal.

The undersigned (or each disclosed principal, if applicable) is resident in the Province of Ontario or British Columbia, is subject to the laws of the Province of Ontario or British Columbia, as applicable, and has indicated below the categories that the undersigned (or the disclosed principal) satisfies to qualify as an “accredited investor”.

The undersigned understands that the Corporation and its counsel are relying on the information contained in this certificate in order to determine whether the Corporation may sell Units to the undersigned in a manner exempt from the prospectus and registration requirements of Applicable Securities Laws.

ACCREDITED INVESTOR STATUS
The undersigned represents, warrants and certifies that it, he or she (or the disclosed principal, if applicable) is:  [initial each applicable item]:

_____	(a)	a Canadian financial institution, or a Schedule III bank;
_____	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
_____	(c)
a subsidiary of any person referred to in paragraphs (a) to (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_____	(d)
a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

_____	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);
_____	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;
_____	(g)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

_____	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

_____	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;
_____	(j)
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

_____	(k)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

_____	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;
_____	(m)
a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements, and that was not formed for the sole purpose of making a representation to this effect in order to qualify as an accredited investor;

_____	(n)
an investment fund that distributes or has distributed its securities only to
(i)a person that is or was an accredited investor at the time of the distribution,
(ii)a person that acquires or acquired securities in the circumstances referred to under sections 2.10 [Minimum Amount Investment] and 2.19 [Additional Investment in Investment Funds] of National Instrument 45-106, or
(iii)a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment Fund Reinvestment] of National Instrument 45-106;

_____	(o)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

_____	(p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

_____	(q)
a person acting on behalf of a fully managed account managed by that person, if that person
(i)is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and
(ii)in Ontario, is purchasing a security that is not a security of an investment fund;

_____	(r)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

_____	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (d) or paragraph (i) in form and function;

_____	(t)
a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

_____	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or
_____	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.
For the purposes hereof, the following terms shall have the following meanings:

"Affiliate" - a person is an affiliate of another person if:

(a)                      one of them is the subsidiary of the other, or

(b)                      each of them is controlled by the same person.

"Canadian financial institution" means:

(c)                      an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or

(d)                      a bank named in Schedule I or II of the Bank Act (Canada), loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction in Canada.

"Control person" means any person that holds or is one of a combination of persons that holds:

(e)                      a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(f)                      more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer.

"Director" means:

(g)                      a member of the board of directors of a company or an individual who performs similar functions for a company, and

(h)                      with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company.

"Eligibility Adviser" means:

(i)                      a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed; and

(j)                      in Saskatchewan or Manitoba, also means a lawyer who is a practising member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(i)                      have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders of control persons; and

(ii)                      have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months.

"Executive Officer" means, for an issuer, an individual who is:

(k)                      a chair, vice-chair or president,

(l)                      a vice-president in charge of a principal business unit, division, or function including sales, finance or production,

(m)                      an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(n)                      performing a policy-making function in respect of the issuer.

"Financial Assets" means:

(o)                      cash;

(p)                      securities; or

(q)                      a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

"Founder" means, in respect of an issuer, a person who:

(r)                      acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(s)                      at the time of the trade is actively involved in the business of the Issuer.

"Fully managed account" means an account for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction.

"Investment fund" means a mutual fund or a non-redeemable investment fund;

"Mutual fund " means an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;

"Non-redeemable Investment Fund" means an issuer:

(t)                      whose primary purpose is to invest money provided by its security holders;

(u)                      that does not invest:

(i)                      for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(ii)                      for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(v)                      that is not a mutual fund.

"Person" includes:

(w)                      an individual;

(x)                      a corporation;

(y)                      a partnership, trust, fund and an association, syndicate, organization or other organized group of person, whether incorporated or not; and

(z)                      an individual or other person in that person's capacity as a trustee, executor, administrator, or personal or other legal representative.

"Related Liabilities" means:

(aa)                      liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(bb)                      liabilities that are secured by financial assets.

"Spouse" means an individual who:

(cc)                      is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;

(dd)                      is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

(ee)                      in Alberta, is an individual referred to in paragraph (a) or (b), or is in an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

"Subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

For purposes of the definitions of “affiliates” and “subsidiary” a person (first person) is considered to control another person (second person) if:

(ff)                      the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only the secure an obligation;

(gg)                      the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership; or

(hh)                      the second person is a limited partnership and the general partner of the limited partnership is the first person.

EXECUTED by the Subscriber at                                        this                day of                                 , 2011.

If a corporation, partnership or other entity:	If an individual:

__________________________________________	______________________________________________
(Print Name of Subscriber)	(Print Name)

__________________________________________	______________________________________________
(Signature of Authorized Signatory)	(Signature)

__________________________________________	______________________________________________
(Name and Position of Authorized Signatory)	(Jurisdiction of Residence)

__________________________________________	______________________________________________
(Jurisdiction of Residence)	(Print Name of Witness)

__________________________________________	______________________________________________
(Signature of Witness)

SCHEDULE “E”

ADDITIONAL KNOW-YOUR-CLIENT INFORMATION
To be completed and initialled by Subscriber (unless the Subscriber is a registered firm, a Canadian financial institution or a Schedule III bank, or is otherwise a permitted client that has completed Schedule “F”): The following information is collected to assist Saratoga Finance Inc. in obtaining sufficient information regarding the Subscriber’s needs, objectives, financial circumstances and risk for tolerance, to determine whether the subscription for Units is suitable for the Subscriber.
	Annual Income		Net Worth		Investable Assets
	(average past two years)				(non-RRSP)
☐	Under $100,000	☐	Under $100,000	☐	Under $100,000
☐	$100,000 - $199,999	☐	$100,000 - $249,999	☐	$100,000 - $249,999
☐	$200,000 - $299,999	☐	$250,000 - $499,999	☐	$250,000 - $499,999
☐	$300,000 - $499,000	☐	$500,000 - $1,000,000	☐	$500,000 - $1,000,000
☐	Over $500,000	☐	Over $1,000,000	☐	Over $1,000,000

	Investment Knowledge		Other Investments Held
(please choose only one)
☐	Sophisticated	☐	Bonds	☐	Stocks
☐	Good	☐	Mutual Funds
☐	Fair	☐	Mortgage
☐	Novice	☐	Term Deposits
		☐	Real Estate

	Investment Objectives		Risk Tolerance		Liquidity
☐	Safety	☐	None		Purchaser needs instant
☐	Income	☐	Money Market or Equiv.		Access to their
☐	Balanced	☐	Low		Investment
☐	Growth	☐	Medium	☐	Yes
☐	Growth & Income	☐	High	☐	No
☐	Aggressive Growth	☐	Aggressive

Purchaser is an insider of a reporting issuer or other issuer whose securities are publicly traded (as those terms are defined under applicable securities laws):	☐ Yes
☐ No

If Yes, provide name(s) of issuer(s):

   Initials of Purchaser: __________________

SCHEDULE “F”
PERMITTED CLIENT SUITABILITY WAIVER
TO:                      Saratoga Finance Inc.
In connection with the purchase by the undersigned purchaser (the “Subscriber”) of units of Northcore Technologies Inc., the Subscriber (or the signatory on behalf of the Subscriber) certifies for the benefit of Saratoga Finance Inc. that the Subscriber is a permitted client within the meaning of National Instrument 31-103 – Registration Requirements and Exemptions (“NI 31-103”), and hereby waives (i)  Saratoga Finance Inc.’s  obligation  to  determine  suitability  of  the  purchaser’s  investment  in Northcore Technologies Inc. in accordance with section 13.3 of NI 31-103 and (ii) except as specifically requested by the purchaser from time to time, Saratoga Finance Inc.’s obligation to deliver all of the information required by section 14.2 of NI 31-103. Specifically, the Subscriber is:

PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY AND INITIAL:

         (a)         a Canadian financial institution or a Schedule III bank;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)
a subsidiary of any person or company referred to in paragraph (a) or (b), if the person or company  owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of the subsidiary;

☐	(d)	a person or company registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than as a scholarship plan dealer or a restricted dealer;

☐	(e)
a pension fund that is regulated by either the federal Office of the Superintendent of Financial Institutions  or  a  pension  commission  or similar  regulatory authority of  a  jurisdiction  of Canada or a wholly-owned subsidiary of such a pension fund;

☐	(f)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (e);

☐	(g)	the Government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(j)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a managed account managed by the trust company or trust corporation, as the case may be;

☐	(k)	a person or company acting on behalf of a managed account managed by the person or company, if the person or company is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

☐	(l)	an investment fund if one or both of the following apply:

(i) the fund is managed by a person or company registered as an investment fund manager under the securities legislation of a jurisdiction of Canada;
(ii) the fund is advised by a person or company authorized to act as an adviser under the securities legislation of a jurisdiction of Canada;

☐	(m)	in respect of a dealer, a registered charity under the Income Tax Act (Canada) that obtains advice on the securities to be traded from an eligibility adviser, as defined in section 1.1 of NI 45-106, or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

☐	(n)
in respect of an adviser, a registered charity under the Income Tax Act (Canada) that is advised  by an eligibility adviser, as defined in section 1.1 of NI 45-106, or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

☐	(o)
an individual who beneficially owns financial assets, as defined in section 1.1 of NI 45-  106, having an aggregate realizable value that, before taxes but net of any related  liabilities, exceeds $5 million;

☐	(p)
a person or company that is entirely owned by an individual or individuals referred to in paragraph (o), who holds the beneficial ownership interest in the person or company directly or through a trust, the trustee of which is a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction;

☐	(q)	a person or company that is entirely owned by an individual or individuals referred to in paragraph (o), who holds the beneficial ownership interest in the person or company directly or throu

☐	(r)	a person or company that distributes securities of its own issue in Canada only to persons or companies referred to in paragraphs (a) to (q);

Signature: ___________________	Name:_______________________________________________________________________________________

SCHEDULE “G”

[Subscribers other than Individuals]

_______________________________________________

[insert name of corporation or other entity above]

TO:                      Saratoga Finance Inc.
RE:                      Subscription for Units of Northcore Technologies Inc. (the “Corporation”)

I, _________ [Name of Signatory], of  ____________[Name of Entity] (the “Entity”), do hereby certify for and on behalf of the Entity, but without personal liability, to the best of my knowledge, as follows:
1.	I am the __________________________	[Title] of the Entity, and as such have knowledge of the matters certified to herein and have the power to bind the Entity;
2.           the primary business of the Entity is _______________________________________________________
3.
the Entity has not taken any steps to terminate its existence, to amalgamate, to continue into any other jurisdiction  or  to  change  its  [corporate]  existence  in  any  way  and  no  proceedings  have  been commenced or threatened, or actions taken or resolutions passed that could result in the Entity ceasing to exist;

4.
the Entity is not insolvent and no acts or proceedings have been taken by or against the Entity or are pending in connection with the Entity, and the Entity is not in the course of, and has not received any notice  or  other  communications,  in  each  case,  in  respect  of,  any  amalgamation,  dissolution, liquidation, insolvency, bankruptcy or reorganization involving the Entity, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer with respect to all or any of its  assets or revenues or of any proceedings to cancel its constating certificate or declaration or to otherwise terminate its existence or of any situation which, unless remedied, would result in such cancellation or termination;

5.	the Entity has not failed to file such returns, pay such taxes, or take such steps as may constitute grounds for the cancellation or forfeiture of its certificate, declaration or existence;
6.
attached  to  this  certificate  are  true  copies  of  the  articles  of  incorporation,  declaration  of  trust, partnership  agreement  and/or  other  constating  documents  of  the  Entity  (plus,  in  the  case  of  a corporation, a certificate of corporate status or a record that confirms the corporation’s existence, for example, a letter or a notice of assessment for a corporation from a municipal, provincial, territorial or federal government received within the past 12 months);

7.	the current [directors] [trustees] [managing partners]of the Entity and their occupations are listed below: [Insert Names and Occupations – attach separate sheet if necessary]
8.
the names, addresses and occupations of all individuals who own or control directly or indirectly 10% or  more  of  the  [voting  shares  of  the]  Entity  are  listed  below:  [Insert  Names,  Addresses  and Occupations – attach separate sheet if necessary]

9.	the names, titles and signatures of individuals who have the power to provide instructions to the Fund and the Investment Manager on behalf of the Entity are as follows:

Name	Title	Signature

IN WITNESS WHEREOF I have hereunto signed my name at _____________________ [Insert City] this _______ day of _______________________, _________ [Insert Date].

X __________________________________
Name:
Title:

I have authority to bind the Entity.

SCHEDULE “H”

[Subscribers not Physically meeting with Saratoga]

ATTESTATION AS TO IDENTITY

SCHEDULE“H
[Subscribers not Physically meeting with Saratoga]

ATTESTATION AS TO IDENTITY

In the matter of the identification of the following person for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada):
I,______________________________________________________________________[insert name] of
______________________________________________________________________ [insert address] as a commissioner for oaths or a guarantor as noted below hereby certify that I have seen the original of the following document, and signed the legible photocopy, attached hereto: [please check applicable box]

□ birth certificate; or                                               □ passport; or
□ driver’s license; or                                               □ other government-issued identity document, namely

_______________________________________________________________________[describe document]; in the name of
_______________________________________________________________________[person being identified].
I further certify the following information with respect to the identity document:
a) reference number: _________________________________________
b) place of issue: ___________________________________________  (city, province or state)

c) date of expiry:____________________________________________ [document must not be expired]
I confirm that I am attesting to the identity of the person named above in my capacity as (check one):
□ Commissioner for oaths                                                              □ dentist, a medical doctor or a chiropractor
□ a judge, a magistrate or a lawyer                                                □ a notary (in Quebec) or a notary public
□ an optometrist or a pharmacist                                                   □ a veterinarian.
□other than Québec) or engineer (Eng. in Québec);     □ an accredited public accountant (APA), a chartered accountant  (CA),  a  certified  general  accountant  (CGA),  a certified management accountant (CMA), a public accountant (PA) or a registered public accountant (RPA)

Dated:

______________________________________
________________________________________________

             (Signature of Commissioner or Guarantor)

[If attesting as a Commissioner, please affix Commissioner’s stamp if available.]

Name and Address of Commissioner/Guarantor

______________________________________

______________________________________

______________________________________

To be used as one of the two methods required to identify individuals who are not physically present when completing the subscription.